Exhibit 99.1

NEWMONT INCREASES OWNERSHIP OF MIRAMAR TO APPROXIMATELY 93 PERCENT AND EXTENDS OFFER FOR MIRAMAR

Offer period extended to January 18, 2008

DENVER, Colorado, January 4, 2008 – Newmont Mining Corporation (NYSE: NEM) announced today that Newmont Mining B.C. Limited, an indirect wholly-owned subsidiary of Newmont, has taken up 189,393,986 common shares of Miramar Mining Corporation (TSX: MAE, AMEX: MNG) under its offer to acquire all of the common shares of Miramar at a price of Cdn. $6.25 cash per common share. The common shares that have been taken up under the offer represent approximately 92 percent of the outstanding common shares of Miramar, not including the 18,500,000 common shares indirectly owned by Newmont at the time it made the offer. The common shares that have been taken up under the offer, together with the 18,500,000 common shares already indirectly owned by Newmont, represent approximately 93 percent of the outstanding common shares of Miramar.

Newmont is extending the period for acceptance of its offer until 8:00 p.m. (Toronto time) on January 18, 2008 to permit shareholders of Miramar that have not yet tendered to the offer to do so. Newmont intends to proceed to acquire any common shares of Miramar that are not tendered to the offer pursuant to statutory compulsory acquisition rights.

The offer and take-over bid circular dated October 31, 2007 and the notices of extension dated December 6, 2007 and December 21, 2007, which have been filed with the Canadian securities commissions and the United States Securities and Exchange Commission are, and the notice of extension that is being filed will be, available at www.sedar.com and www.sec.gov.

MacKenzie Partners, Inc. is the information agent for the offer. Shareholders can obtain copies of the offer and take-over bid circular and related materials and the notices of extension at no charge from the information agent, at (800) 322-2885 or by email at miramar@mackenziepartners.com.

About Newmont:

Founded in 1921 and publicly traded on the NYSE since 1925, Newmont is one of the largest gold companies in the world. Headquartered in Denver, Colorado, the company employs approximately 15,000 people, the majority of whom work at Newmont’s core operations in the United States, Australia, Peru, Indonesia and Ghana. Newmont is the only gold company listed in the S&P 500 index and in the Dow Jones Sustainability Index-World. Newmont’s industry leading performance is reflected through high standards in environmental management, health and safety for its employees and creating value and opportunity for host communities and shareholders.

About Miramar:

Miramar is a Canadian gold company that controls the Hope Bay Project, one of the largest undeveloped gold projects in North America. The Hope Bay Project extends over 1,000 square kilometers and encompasses one of the most prospective undeveloped greenstone belts in North America.

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Investor and Media Contacts:

Newmont:

Investor Contact: John Seaberg 303.837.5743 john.seaberg@newmont.com

Media Contact: Omar Jabara 303.837.5114 omar.jabara@newmont.com

Newmont and Miramar have filed (or will be filing) materials related to the offer for all of the outstanding common shares of Miramar, including the offer, the accompanying take-over bid circular and the Miramar directors’ circular and the notices of extension, with the Canadian securities commissions and the U.S. Securities and Exchange Commission. Investors and security holders are advised to read these materials because they contain important information. Investors and security holders may obtain materials that are filed with the Canadian securities commissions and the SEC, including the offer, the accompanying take-over bid circular and Miramar’s directors’ circular and the notices of extension, at www.sedar.com and www.sec.gov.

Cautionary Statement:

This news release contains forward-looking statements, including “forward-looking statements” within the meaning of applicable Canadian and United States securities laws. Such forward-looking statements include, without limitation, statements regarding the timing, terms and conditions and anticipated consequences of the proposed transaction. Where statements by Newmont express or imply an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Newmont does not undertakes, and expressly disclaims, any obligation to release publicly revisions to any forward-looking statement to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Additionally, Newmont expressly disclaims any obligation to comment on expectations of, or comments made by, third parties in respect of the proposed transaction.

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